  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
September 3, 2019
Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2620
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01 Changes in Control of Registrant.

Valhi, Inc. (“Valhi”) owns approximately 50% of the registrant’s outstanding common stock, and a wholly-owned subsidiary of NL Industries, Inc. (“NL”) owns approximately 30% of the registrant’s outstanding common stock. Valhi owns approximately 83% of NL’s outstanding common stock, and a wholly-owned subsidiary of Contran Corporation (“Contran”) owns approximately 92% of Valhi’s outstanding common stock.  A majority of Contran’s outstanding voting stock is held directly by Lisa K. Simmons and Serena Simmons Connelly and various family trusts established for the benefit of Ms. Simmons and Ms. Connelly and their children and for which Ms. Simmons or Ms. Connelly, as applicable, serves as trustee (the “Other Trusts”).  The remainder of Contran’s outstanding voting stock is held by the Harold C. Simmons Family Trust No. 2 (the “Family Trust”), which was established for the benefit of Ms. Simmons and Ms. Connelly and their children and for which Ms. Simmons and Ms. Connelly previously served as co-trustees.

The registrant is filing this current report on Form 8-K to report the appointment on September 3, 2019 of a new trustee of the Family Trust, as described more fully below.

As previously reported in the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2019, upon entry of an agreed final judgment by the probate court of Dallas County in the state of Texas (the “Final Judgment”), and effective July 16, 2019, Ms. Simmons and Ms. Connelly appointed Terri Lacy and Kalita Blessing, respectively, as successor co-trustees of the Family Trust. Effective September 3, 2019, each of Ms. Lacy and Ms. Blessing resigned as a trustee of the Family Trust.  Effective September 3, 2019, each of Ms. Simmons and Ms. Connelly appointed Tolleson Private Bank as successor trustee of the Family Trust (the “Trustee”).  Pursuant to the Final Judgment, Ms. Simmons and Ms. Connelly retain the ability to appoint qualifying successor trustees of the Family Trust if the current trustee resigns or otherwise does not serve as trustee.

Ms. Simmons and Ms. Connelly serve as co-chairs of the board of directors of Contran, and one other member of Contran management also serves on the board of directors of Contran.  Ms. Simmons and Ms. Connelly each has the power to vote and direct the disposition of shares of Contran voting stock they hold directly or which is held by the Other Trusts for which they serve as trustee.  The Trustee of the Family Trust has the power to vote and direct the disposition of the shares of Contran voting stock held by the Family Trust.  Based on the foregoing, Ms. Simmons, Ms. Connelly and the Family Trust (and the Trustee, in its capacity as trustee of the Family Trust) may be deemed to control Contran and (indirectly through the applicable subsidiaries referenced above) Valhi, NL and the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

By: /s/ Clarence B. Brown, III
Date: September 4, 2019	Clarence B. Brown, III, Vice President, General Counsel and Secretary